UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

Hyperfine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39949	98-1569027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street
Guilford, Connecticut	06437
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 796-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President, Chief Executive Officer and Director Resignation

On June 27, 2022, Dave Scott delivered his resignation as Hyperfine, Inc.’s (the “Company”) President, Chief Executive Officer and a member of the Board of Directors (the “Board”), effective July 29, 2022. Mr. Scott’s decision to resign was for personal reasons and was not the result of any disagreement with the Company. The Company has launched a search for Mr. Scott’s replacement and, pending such replacement, R. Scott Huennekens, the Executive Chairperson of the Board, will serve as Interim President and Chief Executive Officer. In connection with Mr. Scott’s resignation, the Company and Mr. Scott entered into a letter agreement (the “Letter Agreement”), dated as of June 29, 2022, that provides that the Company will pay his base salary earned through July 29, 2022 and Mr. Scott’s equity awards will continue to be governed by the applicable award agreements. The Letter Agreement also includes other customary provisions.

A copy of the Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description is subject in all respects to the actual terms of the Letter Agreement.

Interim President and Chief Executive Officer Appointment

On June 29, 2022, the Board appointed R. Scott Huennekens as Interim President and Chief Executive Officer of the Company, effective as of July 29, 2022, to succeed Mr. Scott while the Company searches for Mr. Scott’s replacement. Mr. Huennekens currently serves as the Company’s Executive Chairperson of the Board, and biographical information for him can be found under the caption “Management and Corporate Governance” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 25, 2022 (the “Proxy Statement”), and is incorporated herein by reference. There are no family relationships between Mr. Huennekens and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K and there are no arrangements or understandings between Mr. Huennekens and any other persons pursuant to which Mr. Huennekens was appointed to serve as Interim President and Chief Executive Officer of the Company. Except as previously disclosed under the caption “Certain Relationships and Related Person Transactions” in the Proxy Statement, which is incorporated herein by reference, there are no transactions between Mr. Huennekens and the Company that would be reportable under Item 404(a) of Regulation S-K.

A description of the Consulting Agreement dated as of April 25, 2021 pursuant to which Mr. Huennekens provides consulting services to the Company as Executive Chairperson can be found under the caption “Executive Officer and Director Compensation - Director Compensation - Consulting Agreement with R. Scott Huennekens” in the Proxy Statement and is incorporated herein by reference.

In addition, on June 29, 2022, the Company issued a press release announcing that Mr. Scott is stepping down as the Company’s President, Chief Executive Officer and a member of the Board, and that Mr. Huennekens will succeed Mr. Scott as Interim President and Chief Executive Officer, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of June 29, 2022, by and between Hyperfine, Inc. and Dave Scott

99.1	Press Release dated June 29, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date: June 29, 2022	By:	/s/ Neela Paykel
Neela Paykel
General Counsel, Chief Compliance Officer and Corporate Secretary